                                                                     EXHIBIT 2.2





================================================================================




                            SHARE PURCHASE AGREEMENT



                                     AMONG

                            CERTAIN SHAREHOLDERS OF
                        BMW MONARCH (LLOYDMINSTER) LTD.

                           ALL OF THE SHAREHOLDERS OF
                                 BMW PUMP INC.

                           ALL OF THE SHAREHOLDERS OF
                             MAKELKI HOLDINGS LTD.

                           ALL OF THE SHAREHOLDERS OF
                              589979 ALBERTA LTD.

                           ALL OF THE SHAREHOLDERS OF
                              600969 ALBERTA LTD.

                           ALL OF THE SHAREHOLDERS OF
                              391862 ALBERTA LTD.

                                      AND

                                   EVI, INC.


                                  DATED AS OF
                                OCTOBER 9, 1997




================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
---------
         PURCHASE AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         -----------------
                1.1       Sale of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          --------------
                1.2       Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          -------
                1.3       Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          --------------
                1.4       Purchase Price Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          -------------------------

ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
---------
         REPRESENTATIONS, WARRANTIES AND COVENANTS
         -----------------------------------------
                          OF THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          -------------------
                2.1       Organizational Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          ----------------------
                2.2       Effect of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          -------------------
                2.3       Approvals, Licenses and Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          --------------------------------------
                2.4       Share Ownership; Title to and Condition of Properties   . . . . . . . . . . . . . . . . . .   9
                          -----------------------------------------------------
                2.5       Contracts and Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          -------------------------
                2.6       Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          --------------------
                2.7       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----
                2.8       No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -------------
                2.9       No Adverse Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ----------------------------
                2.10      Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ---------------------
                2.11      Warranties and Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          --------------------------------
                2.12      Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ----------------
                2.13      Finder's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          -------------
                2.14      Sales into the United States and Canada   . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ---------------------------------------
                2.15      Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          ---------

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
---------
         REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         ---------------------------------------
                3.1       Corporate Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -----------------
                3.2       Approvals, Licenses and Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          --------------------------------------
                3.3       Finder's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -------------

ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
---------
         ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         ---------------------
                4.1       Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ---------------------
                4.2       Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------
                4.3       Negotiation with Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -----------------------
                4.4       Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -----------
                4.5       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------
                4.6       Covenant Not to Compete With the Business   . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -----------------------------------------
                4.7       Release   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -------
                4.8       Transfer of Excluded Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -------------------------------

ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
---------
         BUYER'S CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         ------------------
                5.1       Representations, Warranties and Covenants   . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -----------------------------------------
                5.2       Good Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------
                5.3       Instruments of Transfer and Share Certificates  . . . . . . . . . . . . . . . . . . . . . .  25
                          ----------------------------------------------
                5.4       No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------
                5.5       No Adverse Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ----------------
                5.6       Other Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------

                                                                                                                     Page
                                                                                                                     ----
                5.7       Licenses, Consents and Approvals by the Shareholders  . . . . . . . . . . . . . . . . . . .  25
                          ----------------------------------------------------
                5.8       Consents of Third Persons   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------------
                5.9       Shareholder Agreements.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ----------------------
                5.10      Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -------------
                5.11      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------
                5.12      Shareholder and Intercompany Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ---------------------------------

ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
---------
         SHAREHOLDERS' CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ------------------------
                6.1       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------------------------
                6.2       Licenses, Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          --------------------------------
                6.3       Other Legal Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------------
                6.4       No Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------
                6.5       Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------

ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
---------
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ---------------
                7.1       Indemnification by the Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -----------------------------------
                7.2       Environmental Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -----------------------------
                7.3       Indemnification by Certain Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------------------------------------
                7.4       Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------------------
                7.5       Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------
                7.6       Indemnification Basket and Cap; Effect of Materiality Qualifiers  . . . . . . . . . . . . .  31
                          ----------------------------------------------------------------
                7.7       Waiver of Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ----------------------
                7.8       EXPRESS NEGLIGENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------
                7.9       Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------
                7.10      Failure to Pay Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------------------
                7.11      Adjustment of Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------------

ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
---------
         NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
         -----------------------------------------------
                REPRESENTATIONS,WARRANTIES AND AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                -----------------------------------------

ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
---------
         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         -----------
                9.1       Best Efforts to Satisfy Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ----------------------------------
                9.2       Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------
                9.3       Liability Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          --------------------------
                9.4       Notice of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ---------------------

ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
----------
         DEFINITIONS OF CERTAIN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         ----------------------------

ARTICLE 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
----------
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         -------------
                11.1      Shareholder Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          --------------------------
                11.2      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          --------
                11.3      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          -------
                11.4      Bulk Transfer Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          ------------------
                11.5      Assignment and Successors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          -------------------------
                11.6      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          ----------------
                11.7      Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          -------------

                                                                                                                     Page
                                                                                                                     ----
                11.8      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ------
                11.9      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ------------
                11.10     No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ----------------------------
                11.11     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ------------
                11.12     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          --------
                11.13     Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          -------------------

                            SHARE PURCHASE AGREEMENT


         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of October, 1997, by and among the shareholders of BMW Monarch (Lloydminster) Ltd., an Alberta corporation ("BMW Monarch"), listed on the signature pages hereto (the "BMW Monarch Shareholders"), the shareholders of BMW Pump Inc., an Alberta corporation ("BMW Pump"), listed on the signature pages hereto (the "BMW Pump Shareholders"), the shareholder of Makelki Holdings Ltd., an Alberta corporation ("Makelki"), listed on the signature pages hereto (the "Makelki Shareholder"), the shareholder of 589979 Alberta Ltd., an Alberta corporation ("589979"), listed on the signature pages hereto (the "589979 Shareholder"), the shareholders of 600969 Alberta Ltd., an Alberta corporation ("600969"), listed on the signature pages hereto (the "600969 Shareholders"), the shareholders of 391862 Alberta Ltd., an Alberta corporation ("391862"), listed on the signature pages hereto (the "391862 Shareholders", and together with the BMW Monarch Shareholders, the BMW Pump Shareholders, the Makelki Shareholder, the 589979 Shareholder and the 600969 Shareholders, the "Shareholders"), and EVI, Inc., a Delaware corporation (the "Buyer").

                             W I T N E S S E T H :

         WHEREAS, the BMW Monarch Shareholders and the BMW Pump Shareholders desire to transfer, sell and assign to Buyer 44 shares of BMW Monarch common stock, no par value ("BMW Monarch Stock"), and 5400 shares of BMW Pump common stock, no par value ("BMW Pump Stock"), all upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Makelki Shareholder desires to transfer, sell and assign to Buyer all of the shares of Makelki common stock, no par value (the "Makelki Stock"), the 589979 Shareholder desires to transfer, sell and assign to Buyer all of the shares of 589979 common stock, no par value (the "589979 Stock"), the 391862 Shareholders desire to transfer, sell and assign to Buyer all of the shares of 391862 common stock, no par value (the "391862 Stock"), and the 600969 Shareholders desire to transfer, sell and assign to Buyer all of the shares of 600969 common stock, no par value (the "600969 Stock"), all upon the terms and subject to the conditions set forth herein;

         WHEREAS, Makelki, 589979 and 391862 hold 12, 12 and 2 shares, respectively, of BMW Monarch Stock, which together with the shares of BMW Monarch Stock held by the BMW Monarch Shareholders represent 70% of the outstanding shares of BMW Monarch Stock;

         WHEREAS, 600969 holds 620 shares of BMW Pump Stock, which together with the shares of BMW Pump Stock held by the BMW Pump Shareholders represent all of the outstanding shares of BMW Pump Stock;

         WHEREAS, the BMW Monarch Stock, the BMW Pump Stock, the Makelki Stock, the 589979 Stock, the 600969 Stock and the 391862 Stock to be purchased from the Shareholders are herein referred to as the "Shares"; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                               PURCHASE AND SALE

         1.1 Sale of Shares. On the Closing Date, upon the terms and subject to the conditions contained herein, each Shareholder shall transfer, assign and convey to Buyer, and Buyer shall purchase from such Shareholder, the number of shares of BMW Monarch Stock, BMW Pump Stock, Makelki Stock, 589979 Stock, 600969 Stock and 391862 Stock held by such Shareholder as set forth on
Schedule 1.1(a) hereto, free and clear of all Liens (other than those liens created or suffered by Buyer and restrictions on sales of Shares under applicable securities laws).

         1.2 Closing. Subject to the conditions set forth in this Agreement, the Closing shall take place at the offices of Milner Fenerty, located at 2900, 10180-101 Street, ManuLife Place, Edmonton, Alberta, Canada, at 9:00 a.m. on the first Business Day following the closing of Buyer's purchase of all of the outstanding stock of Trico Industries, Inc. from PACCAR, Inc., or at such other time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of and control over the Shares shall pass to Buyer at the Closing.

         1.3      Purchase Price.

                  (a) Within one Business Day following the date hereof, Buyer shall deliver to the Shareholders an earnest money deposit in the amount of C$500,000 (the "Deposit"). The Deposit shall be paid to Reynolds, Mirth, Richards & Farmer, counsel to the Shareholders, who shall hold the Deposit for the benefit of the Shareholders pursuant to this Agreement. At the Closing, the Deposit shall be applied against the payment of the Purchase Price pursuant to Section 1.3(b) hereof. If this Agreement is terminated by the Shareholders or the Shareholder Representative pursuant to Section 9.2(c), (d) or (e) hereof, or by the Buyer pursuant to Section 9.2(e) hereof, the Shareholders shall be entitled to retain the Deposit. If this Agreement is terminated pursuant to Section 9.2(a) or (b) hereof, Buyer shall be entitled to a return of the Deposit promptly following such termination.

                  (b) In consideration of the transfer to Buyer of the Shares, Buyer shall pay to the Shareholders the Purchase Price, with the Purchase Price to be allocated among the Shareholders in the manner and on the basis set forth on Schedule 1.3 hereto. On the Closing Date, Buyer shall pay an amount equal to the Estimated Purchase Price less the Deposit and the amount of any Shareholder Loans that have not been paid as of the Closing, which shall be allocated among the Shareholders in the manner and on the basis set forth on
Schedule 1.3 hereto. Such payments shall be made by wire transfer of same day funds to Reynolds, Mirth, Richards & Farmer, counsel to the Shareholders, who shall be responsible for the distribution of the Estimated Purchase Price to the Shareholders. The Buyer will cause the Shareholder Loans to be paid at the Closing.

         1.4      Purchase Price Adjustment.

                  (a) Within 90 calendar days after the Closing Date, Buyer and the Shareholder Representative shall jointly prepare a statement reflecting the Purchase Price and the calculation thereof (the "Final Statement"). Buyer shall provide the Shareholder Representative with access to copies of all work papers and other relevant documents to prepare and verify the entries contained in the Final Statement. Within ten calendar days following agreement between Buyer and the Shareholder Representative as to the Final

Statement, Buyer shall pay to the Shareholders, in the same proportions as the Shareholders received the Estimated Purchase Price, the amount, if any, by which the Purchase Price exceeds the Estimated Purchase Price and the Shareholders, in the same proportions as the Shareholders received the Estimated Purchase Price, shall reimburse Buyer the amount, if any, by which the Estimated Purchase Price exceeds the Purchase Price. Unless the Buyer is directed by the Shareholder Representative to make any payments to the Shareholders in a different manner, Buyer shall make any payments pursuant to this section to Reynolds, Mirth, Richards & Farmer, counsel to the Shareholders, who shall be responsible for the distribution of such payments to the Shareholders.

                  (b) If disputes with respect to the preparation of the Final Statement arise, either party may submit the specific matters in dispute to Ernst & Young or such other nationally recognized independent accounting firm in Canada as may be approved by Buyer and the Shareholder Representative, which firm shall render its opinion as to such matters. Based on such opinion, such independent accounting firm will then send to Buyer and the Shareholder Representative its determination on the specific matters in dispute within 30 days of the submission of all facts regarding the dispute to such independent accounting firm, which determination shall be final and binding on the parties hereto. Within five calendar days after delivery of such opinion to Buyer and the Shareholder Representative, Buyer shall pay to Shareholders, in the same proportions as the Shareholders received the Estimated Purchase Price, the amount, if any, by which the Purchase Price exceeds the Estimated Purchase Price and the Shareholders, in the same proportions as the Shareholders received the Estimated Purchase Price, shall reimburse Buyer the amount, if any, by which the Estimated Purchase Price exceeds the Purchase Price. The fees and other costs charged by each party's own independent accounting firm shall be borne by such party and the fees and other costs charged by the independent accounting firm shall be borne by Buyer, on the one hand, and the Shareholders, on the other hand, equally. Unless the Buyer is directed by the Shareholder Representative to make any payments to the Shareholders in a different manner, Buyer shall make any payments pursuant to this section to Reynolds, Mirth, Richards & Farmer, counsel to the Shareholders, who shall be responsible for the distribution of such payments to the Shareholders.

                  (c) The calculation of the Purchase Price for purposes of the Final Statement shall be based on a combined consolidated balance sheet of BMW Monarch and BMW Pump as of the end of the month during which the Closing occurs (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in a manner consistent with the March 31 Balance Sheet. For purposes of preparing the Closing Balance Sheet (i) all intercompany transactions by and between BMW Monarch and BMW Pump shall be eliminated and (ii) all indebtedness owed to any of the Shareholders or any affiliates of any Shareholders shall be eliminated. In addition, for purposes of preparing the Closing Balance Sheet,
(i) there shall be included as a liability an amount equal to 30% of any increase in Net Assets applicable to BMW Monarch from that which existed at March 31, 1997, (ii) all intercompany and intraparty transactions and balances including sales, purchases and expenses, assets and liabilities between BMW Monarch and BMW Pump or any Subsidiary, Affiliate or Shareholder shall be eliminated, (iii) any unpaid or accrued bonuses and management fees shall be fully accrued as liabilities, including any Tax withholding relating thereto,
(iv) all accrued and unpaid fees of any investment bankers, legal advisors, accountants or other consultants or Persons providing services to any of the Companies or their respective Subsidiaries shall be fully accrued as a liability of BMW Monarch or BMW Pump as of the Closing Date notwithstanding that such obligations may not be required to be paid or accrued under GAAP until the Closing or after the Closing, (v) there shall not be any increases in assets due to the recognition of any non-cash income after March 31, 1997, other than in connection with sales of products and services in the ordinary course of business, (vi) no increase in Net Assets shall be effected as a result of any capital contributions or similar advances made by Buyer after the Closing, (vii) there shall be no adjustments for extraordinary charges from the Closing Date to the date of the Closing Balance Sheet, (viii) all trade payables and accounts receivable entered into in the ordinary course of business between or with Trico Industries, Inc. or West-Met Tool and Machinery Ltd. shall be included, and (ix) any increase in assets as a result of unrealized gains, translation adjustments, reversals of accruals for contingent liabilities or changes of accounting shall not be considered. In addition, if the Closing Date does not occur on the last day of a calendar month, the increase in the Net Assets shall be determined by taking the increase in Net Assets from March 31, 1997 through and including the last day of the month in which the Closing occurs and multiplying that amount by a fraction, the numerator of which shall be the number of days from March 31, 1997, through and including the Closing Date and the denominator of which shall be the number of days from March 31, 1997, through and including the last day of the month of the Closing. For purposes of clarification, there is attached hereto as Exhibit 1.4 a sample calculation of the Purchase Price assuming a Closing Date of November 15, 1997 and a Closing Balance Sheet date of November 30, 1997.


                                   ARTICLE 2

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                              OF THE SHAREHOLDERS

         Except as otherwise set forth in the correspondingly numbered section of the Disclosure Schedule delivered to and approved by Buyer at the signing of this Agreement, (i) each Shareholder, severally and not jointly, with respect to matters relating solely to such Shareholder, (ii) each BMW Monarch Shareholder, the Makelki Shareholder, the 589979 Shareholder and each 391862 Shareholder, jointly and severally with the BMW Monarch Shareholders, the Makelki Shareholder, the 589979 Shareholder and the 391862 Shareholders, with respect to matters pertaining to BMW Monarch, (iii) each BMW Pump Shareholder and the 600969 Shareholders, jointly and severally with the BMW Pump Shareholders and the 600969 Shareholders, with respect to matters pertaining to BMW Pump, (iv) the Makelki Shareholder, with respect to matters pertaining to Makelki, (v) the 589979 Shareholder, with respect to matters pertaining to 589979, (vi) each 600969 Shareholder, jointly and severally with the other 600969 Shareholder, with respect to matters pertaining to 600969, (vii) each 391862 Shareholder, jointly and severally with the other 391862 Shareholder, with respect to matters pertaining to 391862, hereby represent and warrant to Buyer and covenant and agree as follows:

         2.1      Organizational Matters.

                  (a) BMW Monarch, BMW Pump, Makelki, 589979, 600969 and 391862 are each a corporation duly organized, validly existing and in good standing under the laws of the province of Alberta, Canada, and each is duly authorized, qualified and licensed and have all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted.

                  (b) Each Company and its Subsidiaries is qualified to transact business as extra-provincial or foreign corporations and is in good standing in the jurisdictions, if any, specified in Section 2.1(b) of the Disclosure Schedule, and there is no other jurisdiction in which the nature and extent of its businesses or the character of its assets makes such qualification necessary.

                  (c) All of the Subsidiaries of the Companies and their respective ownership interests are set forth on Section 2.1(c) of the Disclosure Schedule. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization set forth on Section 2.1(c) of the Disclosure Schedule, and is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. All of the outstanding shares in the capital of such Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable, were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person and, except as set forth in Section 2.1(c) of the Disclosure Schedule, are owned of record and beneficially by the Companies or their Subsidiaries identified on such schedule as owning such interest free and clear of all Liens (other than restrictions on sales of shares under applicable securities laws). There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating any Company (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of such Company or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. None of the Companies nor their respective Subsidiaries own (directly or indirectly) any equity interest or other interest or investment in any corporation, partnership, joint venture, association or other entity or organization, other than the Subsidiaries set forth in Section 2.1(c) of the Disclosure Schedule.

                  (d)     Set forth in Section 2.1(d) of the Disclosure
Schedule is a true, correct and complete copy of the organizational documents and bylaws of each of the Companies and each of their respective Subsidiaries, in each case as in full force and effect on the date hereof.

                  (e) No part of the business conducted by BMW Monarch or BMW Pump or their Subsidiaries is conducted in any province, state or commonwealth under any name other than "BMW Monarch" and "BMW Pump".

                  (f) The authorized shares in the capital of BMW Monarch consists of an unlimited number of Class A common voting shares, of which 100 shares are issued and outstanding, an unlimited number of Class B common non-voting shares, none of which are issued and outstanding, an unlimited number of Class C redeemable preferred non-voting shares, none of which are issued and outstanding, an unlimited number of Class D redeemable preferred non-voting shares, none of which are issued and outstanding, and an unlimited number of Class E redeemable preferred non-voting shares, none of which are issued and outstanding. All of the shares of capital stock of BMW Monarch that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating BMW Monarch, the BMW Monarch Shareholders, Makelki, 589979 or 391862 (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of BMW Monarch or any securities or obligations convertible into or exchangeable for such shares or
(ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. Except for 30 shares of BMW Monarch that are held by Trico Industries, Inc., all of the outstanding BMW Monarch Shares are held by the BMW Monarch Shareholders, Makelki, 589979 and 391862.

                  (g) The authorized shares in the capital of BMW Pump consists of an unlimited number of Class A common voting shares, of which 6,020 shares are issued and outstanding, an unlimited number of Class B common non-voting shares, none of which are issued and outstanding, an unlimited number of Class C redeemable preferred non-voting shares, none of which are issued and outstanding, an unlimited number of Class D redeemable convertible non-participating non-voting shares, none of which are issued and outstanding, and an unlimited number of Class E voting non-participating redeemable shares, none of which are issued and outstanding.. All of the shares of capital stock of BMW Pump that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating BMW Pump, the BMW Pump Shareholders or 600969 (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of BMW Pump or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. All of the outstanding BMW Pump Shares are held by the BMW Pump Shareholders and 600969.

                  (h) The authorized shares in the capital of Makelki consists of an unlimited number of Class A common voting shares, 200 of which are issued and outstanding, an unlimited number of Class B common non-voting shares, none of which are issued and outstanding, an unlimited number of Class C preferred non-voting shares, none of which are issued and outstanding, an unlimited number of Class D preferred non-voting shares, none of which are issued and outstanding, and an unlimited number of Class E preferred non-voting shares, none of which are issued and outstanding, and all of which are owned of record and beneficially by the Makelki Shareholder. All of the shares of capital stock of Makelki that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Makelki (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of Makelki or any securities or obligations convertible into or exchangeable for such shares or (ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

                  (i) The authorized shares in the capital of 589979 consists of an unlimited number of Class A common voting shares, 1,200 of which are issued and outstanding, an unlimited number of Class B common non-voting shares, none of which are issued and outstanding, an unlimited number of Class C redeemable preferred non-voting shares, none of which are issued and outstanding, an unlimited number of Class D shares, none of which are issued and outstanding, and an unlimited number of Class E shares, none of which are issued and outstanding, and all of which are owned of record and beneficially by the 589979 Shareholder. All of the shares of capital stock of 589979 that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating 589979 (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of 589979 or any securities or obligations convertible into or exchangeable for such shares or
(ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

                  (j) The authorized shares in the capital of 600969 consists of an unlimited number of Class A common voting shares, 100 of which are issued and outstanding, an unlimited number of Class B common non-voting shares, none of which are issued and outstanding, an unlimited number of Class C redeemable preferred non-voting shares, none of which are issued and outstanding, an unlimited number of Class D shares, 1 of which is issued and outstanding, and an unlimited number of Class E shares, none of which are issued and outstanding, and all of which are owned of record and beneficially by the 600969 Shareholders. All of the shares of capital stock of 600969 that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating 600969 (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of 600969 or any securities or obligations convertible into or exchangeable for such shares or
(ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

                  (k) The authorized shares in the capital of 391862 consists of an unlimited number of Class A shares, 100 of which are issued and outstanding, an unlimited number of Class B shares, none of which are issued and outstanding, an unlimited number of Class C shares, none of which are issued and outstanding, an unlimited number of Class D shares, none of which are issued and outstanding, and an unlimited number of Class E shares, none of which are issued and outstanding, and all of which are owned of record and beneficially by the 391862 Shareholders. All of the shares of capital stock of 391862 that are issued and outstanding are fully paid and non-assessable and were not issued in violation of any preemptive rights of any Person. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating 391862 (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the capital of 391862 or any securities or obligations convertible into or exchangeable for such shares or
(ii) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

         2.2      Effect of Agreement.

         (a) Each Shareholder has full power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder has been duly authorized by all requisite action on the part of such Shareholder. When this Agreement has been duly executed and delivered by such Shareholder, it will be a valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. Except as set forth in Section 2.2(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby (i) do not violate any provision of the organizational documents or bylaws of the Companies or any Subsidiaries, and (ii) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, may result in a default), or the creation of a Lien pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, mortgage, deed of trust, lease, or other agreement to which the Companies or any Subsidiaries are a party or to which any of their respective assets are subject.

                  (b) Except as set forth in Section 2.2(b) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by such Shareholder will not result in the loss of any license, franchise or permit possessed by the Companies or any Subsidiaries or give a right of acceleration or termination to any party to any agreement or other instrument to which the Companies or any Subsidiaries are a party or by which any of their respective assets are bound, or the loss of any right or benefit under such agreement or instrument.

         2.3 Approvals, Licenses and Authorizations. All material licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Companies and their Subsidiaries to carry on their respective businesses in the places and in the manner currently conducted have been duly obtained, are in full force and effect and are set forth truly, correctly and completely in Section 2.3 of the Disclosure Schedule. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the knowledge of the Shareholders, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Companies and their Subsidiaries have complied with all laws, rules, regulations and orders applicable to them, and all rules, regulations and orders respecting the provision of services by the Companies and their Subsidiaries, except for violations that would not have a Material Adverse Effect.

         2.4      Share Ownership; Title to and Condition of Properties.

                  (a) Each Shareholder owns beneficially and of record the Shares set forth in Section 2.4(a) of the Disclosure Schedule next to such Shareholder's name, free and clear of all Liens. Upon the purchase of the such Shares as contemplated by this Agreement, Buyer will obtain good and valid title to such Shares free and clear of all Liens (other than those Liens created or suffered by Buyer and restrictions on sales of Shares under applicable securities laws).

                  (b) The shares of BMW Monarch held by Makelki, 589979 and 391862 are owned of record and beneficially by such Companies free and clear of all Liens (other than restrictions on sales of shares under applicable securities laws). The shares of BMW Pump held by 600969 are owned of record and beneficially by it free and clear of all Liens (other than restrictions on sales of shares under applicable securities laws).

                  (c) The Companies and their Subsidiaries have good title to, or valid and subsisting leasehold interests in, all personal property owned or leased by it free and clear of all Liens, except as set forth in Section 2.4(c) of the Disclosure Schedule.

                  (d) Except as set forth in Section 2.4(d) of the Disclosure Schedule, each parcel of real estate owned or leased by the Companies or any Subsidiaries (i) is free and clear of any Liens, other than Permitted Liens, and (ii) is neither subject to any governmental decree or to be sold nor, to the knowledge of the Shareholders, is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Shareholders, has any such condemnation, expropriation or taking been proposed.

                  (e) Except as set forth in Section 2.4(e) of the Disclosure Schedule, the Companies and their Subsidiaries own, or are licensed, or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively "Intellectual Property") that are material to the conduct of the business of the Companies or any of their respective Subsidiaries. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property that is material to any Company or any of its Subsidiaries. Except as set forth on Section 2.4(e) of the Disclosure Schedule, no claims are pending or, to the knowledge of such Shareholder, threatened that the Companies or any of their Subsidiaries are infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

         2.5      Contracts and Commitments.

                  (a) Except as set forth in Section 2.5(a) of the Disclosure Schedule, none of the Companies nor any of their Subsidiaries is a party to or are bound by:

                          (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of C$50,000 (other than purchase orders in the ordinary course of business for raw materials necessary to complete then existing contracts or purchase orders);

                          (ii) any agreement, contract or commitment requiring (A) the customer's payment for goods or services (whether or not such goods or services are actually provided) or (B) the provision of goods or services, in either case at a price less than the cost of producing such goods or providing such services;

                          (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment;

                          (iv)    any agreement or obligation with any
                  director, officer, shareholder or Affiliate of the Companies, including PACCAR, Inc. or Trico Industries, Inc.

                          (v)     any Debt Obligations;

                          (vi)    any management service, employment,
                  consulting, collective bargaining or other similar type contract or agreement;

                          (vii) any agreement, contract or commitment that would limit the freedom of Buyer or any Affiliate thereof following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the assets of any of the Companies or any of their Subsidiaries or to compete with any Person or to engage in any business or activity in any geographic area;

                          (viii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business, not cancelable by the Companies or one of their Subsidiaries without penalty within 90 calendar days;

                          (ix) any agreement or contract obligating the Companies or any of their Subsidiaries to provide for indemnification or contribution with respect to any matter;

                          (x)     any manufacturing, supply, sales,
                  distributorship or similar agreement relating to the products manufactured or sold or services provided by the Companies or any of their Subsidiaries;

                          (xi)    any license, royalty or similar agreement; or

                          (xii) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect.

                  (b) None of the Companies nor any of their Subsidiaries is in breach of any provision of, or are in default (and such Shareholder does not know of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the contracts or agreements listed on Section 2.5(a) of the Disclosure Schedule. All of the contracts and agreements listed on Section 2.5(a) of the Disclosure Schedule are in full force and effect. Such Shareholder is not aware of any pending or threatened disputes with respect to any of the contracts or agreements listed on Section 2.5(a) of the Disclosure Schedule.

                  (c) Except as set forth in Section 2.5(c) of the Disclosure Schedule, the enforceability of the contracts and agreements set forth on Section 2.5(a) of the Disclosure Schedule will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         2.6      Financial Statements.

                  (a) Attached as Section 2.6(a) of the Disclosure Schedule are true, correct and complete copies of:

                          (i) the audited balance sheet, statements of income and statements of cash flow of BMW Monarch as of and for the years ended March 31, 1996 and 1997;

                          (ii) the audited balance sheet, statements of income and statements of cash flow of BMW Pump as of and for the years ended March 31, 1996 and 1997;

                          (iii) an unaudited combined consolidated balance sheet of BMW Monarch and BMW Pump as of March 31, 1997 (the "March 31 Balance Sheet")

(collectively, the "Financial Statements").

                  (b) The Financial Statements (other than the March 31 Balance Sheet):

                          (i) fairly present the financial position of BMW Monarch or BMW Pump and their respective Subsidiaries on a consolidated basis as of their respective dates and the results of operations of BMW Monarch or BMW Pump, as applicable, and their Subsidiaries on a consolidated basis for the periods indicated therein;

                          (ii)    have been prepared in accordance with GAAP;
                  and

                          (iii) have not been rendered untrue, incomplete or unfair as representations of the financial condition of BMW Monarch or BMW Pump, as applicable, and their Subsidiaries on a consolidated basis by events subsequent to the date of the respective Financial Statements.

                  (c) The March 31 Balance Sheet reflects the balance sheet of BMW Monarch and BMW Pump on a combined consolidated basis as of March 31, 1997, and has been prepared in accordance with GAAP except for the inclusion of a liability for the 30% share ownership interest in BMW Monarch held by Trico Industries, Inc. being reflected as a liability and except for such adjustments to the balance sheet to reflect the Net Assets of the Companies as set forth in the definition of Net Assets. Except as set forth in Section 2.6(c) of the Disclosure Schedule, the Companies do not have any material liability of any kind or matter, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements.

                  (d) Except as set forth in Section 2.6(d) of the Disclosure Schedule, the Makelki Shareholder represents and warrants that Makelki has no liabilities and owns no other assets other than 12 of the BMW Monarch Shares. Except as set forth in Section 2.6(d) of the Disclosure Schedule, the 589979 Shareholder represents and warrants that 589979 has no liabilities and owns no other assets other than 12 of the BMW Monarch Shares. Except as set forth in Section 2.6(d) of the Disclosure Schedule, each 600969 Shareholder, severally and not jointly, represents and warrants that 600969 has no liabilities and owns no other assets other than 620 of the BMW Pump Shares. Except as set forth in Section 2.6(d) of the Disclosure Schedule, each 391862 Shareholder, severally and not jointly, represents and warrants that 391862 has no liabilities and owns no other assets other than 2 of the BMW Monarch Shares. The Shareholder Loans referred to in Section 2.6(d) of the Disclosure Schedule are herein referred to as the "Shareholder Loans".

         2.7      Taxes.  Except as set forth in Section 2.7 of the Disclosure
Schedule:

                  (a) all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date for, by, on behalf of or with respect to any Company or any of its Subsidiaries, including, but not limited to, those relating to the income, business, operations or property of such Company or any of its Subsidiaries and those which include or should include such Company or any of its Subsidiaries (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be paid in full on or before the Closing Date;

                  (b) all such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

                  (c) none of such Tax Returns are under audit or examination by any foreign, federal, provincial, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against any Company or any of its Subsidiaries or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against any Company or any of its Subsidiaries with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                  (d) all Taxes assessed and due and owing from or against any Company or any of its Subsidiaries on or before the Closing Date (including, but not limited to, value added Taxes or ad valorem Taxes relating to any property of any Company or any of its Subsidiaries) have been or will be timely paid in full on or before the Closing Date;

                  (e) all withholding Tax and Tax deposit requirements imposed on any Company or any of its Subsidiaries for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date;

                  (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof; and

                  (g)     the liquidation of the Subsidiaries listed on Section
2.7 of the Disclosure Schedule may be effected without any Tax or liability to any Company in an amount greater than C$50,000 for all the Subsidiaries in aggregate.

         2.8 No Litigation. Except as set forth in Section 2.8 of the Disclosure Schedule, there is no action, suit, claim, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, or any change in any zoning or building ordinance pending or, to the knowledge of the Shareholder, threatened against or affecting any Company or any of its Subsidiaries or their respective properties or assets, at law or in equity, before or by any Governmental Entity and, to the knowledge of such Shareholder, no basis exists for any such action, suit, claim, investigation or proceeding. The matters set forth on Section 2.8 of the Disclosure Schedule will not prevent the Shareholders from selling the Shares to Buyer or prevent any Company or any of its Subsidiaries from carrying on its business in the ordinary course.

         2.9 No Adverse Changes or Events. Since March 31, 1997, the Companies and their Subsidiaries have been consistently operated only in the ordinary course, and, except as set forth in Section 2.9 of the Disclosure Schedule, there has not been:

                  (a) any adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Companies and their Subsidiaries on a combined consolidated basis except for such changes that in the aggregate have not had a Material Adverse Effect, or any occurrence, circumstance or combination thereof that might reasonably be expected to have a Material Adverse Effect before or after the Closing;

                  (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting any Company or any of its Subsidiaries;

                  (c) except for those bonuses described in Section 2.9 of the Disclosure Schedule and bonuses and increases effected in the ordinary course of business for employees who are not Shareholders and are not affiliated with any Shareholder, all of which shall have been paid prior to the Closing or fully accrued on the Closing Balance Sheet, any increase in the compensation or rate of compensation or commissions or bonuses payable or to become payable by any Company or any of its Subsidiaries to any officer or Shareholder employee, any payment or accrual of, or commitment with respect to, any bonus plan or severance arrangement that is not consistent with past practice or any change or modification to any severance arrangement;

                  (d) any sale, assignment, transfer or other disposition or lapse of any proprietary rights of any Company or any of its Subsidiaries or disclosure to any Person (other than employees of any Company or any of its Subsidiaries in the scope of their employment) of any such proprietary rights material to such Company or any of its Subsidiaries;

                  (e) any cancellation or compromise of any material claims, or any waiver of any other material rights relating to any Company or any of its Subsidiaries, or any sale, transfer or other disposition of any properties or assets, real, personal or mixed, tangible or intangible, material to any Company or any of its Subsidiaries (other than sales of inventory of the Companies and their respective Subsidiaries in the ordinary course of business);

                  (f) any change in any Company's or its Subsidiaries' method of accounting for financial, Tax or other purposes; or

                  (g) any action taken or omitted to be taken that would have been prohibited under Section 4.2 had such action been taken or omitted to be taken after the date hereof.

         2.10 Environmental Matters. Except as set forth in Section 2.10 of the Disclosure Schedule:

                  (a) none of the Companies, any of their respective Subsidiaries or, to the knowledge of such Shareholder, any prior owner or operator of the business conducted by any Company or any of its Subsidiaries have caused or allowed the generation, use, treatment, storage, or disposal of Hazardous Materials at any site or facility owned, leased or operated by any Company or any of its Subsidiaries except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect and would not result in any liability, contingent or otherwise, to Buyer or its Affiliates or the Companies and their Subsidiaries;

                  (b) to the knowledge of such Shareholder, no Company nor any of its Subsidiaries owns or leases or previously owned or leased any real property, improvements or related assets that have been subject to the release of any Hazardous Materials except to the extent that the same would not have a Material Adverse Effect;

                  (c) each of the Companies and each of their respective Subsidiaries have secured all Environmental Permits necessary to the conduct the business of the Companies and the Subsidiaries, all such Environmental Permits are subsisting and in good standing and each of the Companies and each of their respective Subsidiaries are in compliance with such permits;

                  (d) None of the Companies nor any of their respective Subsidiaries have received any notice, nor are the Shareholders aware, of any proposal to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit;

                  (e) None of the Companies nor any of their respective Subsidiaries have received inquiry or notice nor does such Shareholder have any reason to suspect or believe that any Company or its Subsidiaries will receive inquiry or notice of any actual or potential proceedings, claims, lawsuits or losses related to or arising under any Environmental Law and relating to any Company or its Subsidiaries;

                  (f) None of the Companies nor any of their respective Subsidiaries are currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or corrective action decree, order or agreement issued or entered into under any federal, state, provincial or local statute, regulation or ordinance regarding the environment or health or safety in the work place; and

                  (g) Each Company and each of its Subsidiaries is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws.

         2.11     Warranties and Product Liability.  Except as disclosed in
Section 2.11 of the Disclosure Schedule, none of the Companies nor any of their respective Subsidiaries have provided any warranties with respect to goods or services provided by them which cover consequential, punitive or exemplary damages. Except as disclosed in Section 2.11 of the Disclosure Schedule, such Shareholder is not aware of any state of facts or the occurrence of any event forming the basis of any present claim against any Company or its Subsidiaries with respect to warranties relating to products manufactured, sold or distributed by it, or services performed by or on behalf of it on or prior to the Closing except any claim that would not individually or in the aggregate for the Companies and their Subsidiaries exceed C$250,000. The Companies and the Subsidiaries have provided to Buyer all information relating to any known or alleged material design or other defect with respect to the products manufactured or sold by the Companies or Subsidiaries.

         2.12     Employee Matters.

                  (a) There are no collective bargaining or other labor union agreements to which any Company or any of its Subsidiaries is a party or by which they are bound. To the knowledge of such Shareholder, none of the Companies nor any of their respective Subsidiaries have encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or walkouts. There have been no allegations made by any employees of any Company or any of its Subsidiaries regarding unfair labor practices and there have been no union grievances filed.

                  (b) Section 2.12 of the Disclosure Schedule contains a list and brief description of all employee pension plans (sometimes referred to herein as "Pension Plans"), employee welfare benefit plans and all other Benefit Plans maintained, or contributed to, by any Company, its Subsidiaries or any of its Affiliates for the benefit of any present or former officers or employees of any of the Companies or their Subsidiaries. The Companies and their Subsidiaries have made available to Buyer prior to Closing true, complete and correct copies of all filings for the past three years relating to the foregoing Benefit Plans.

                  (c) Except as set forth in Section 2.12 of the Disclosure Schedule, each Benefit Plan that has been or is sponsored, participated in or contributed to by any of the Companies, their respective Subsidiaries or any of their respective Affiliates, (i) is in compliance in all material respects with all registration, reporting and disclosure requirements of all applicable laws,
(ii) has had all appropriate filings filed timely for each year of its existence, if required, (iii) has at all times complied with any bonding requirements, (iv) is in good standing, (v) has been properly funded and (vi) has no controversy pending with any Governmental Entity, nor any controversy resolved adversely to the Companies, Subsidiaries or any of their respective Affiliates, which may subject Buyer or any Company or its Subsidiaries to the payment of any penalty, interest, tax or other obligation.

                  (d) Except as set forth in Section 2.12 of the Disclosure Schedule, the execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provision in any Benefit Plan.

                  (e) No Company or any of its Subsidiaries or Affiliates provides employee post-retirement medical or health coverage for any employee or contributes to or maintains any employee welfare benefit plan which provides for health benefit coverage following termination of employment of any employee, except as described in Section 2.12 of the Disclosure Schedule, nor has it made any representations, agreements, covenants or commitments to provide that coverage.

                  (f) Except as set forth in Section 2.12 of the Disclosure Schedule, no Company or any of its Subsidiaries or Affiliates or any officer or director of any of the foregoing or any of the Benefit Plans, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, have engaged in any prohibited transaction or act or any other breach of fiduciary responsibility that could subject Buyer or any Company or its Subsidiaries to any Tax or penalty or to any liability under any applicable law or regulation.

                  (g) With respect to any Benefit Plan that is an employee welfare benefit plan, such Benefit Plan (i) complies in all material respects with the applicable requirements of law for such plan and (ii) may be amended or terminated without liability to Buyer on or at any time after the Closing.

         2.13 Finder's Fees. Such Shareholder has not, and no Company nor any of its Subsidiaries or Affiliates has, employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale of the Shares or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. Each of the Shareholders, jointly and severally with the other Shareholders, agrees to indemnify and hold Buyer and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person against any Company or any of its Subsidiaries or Buyer on the basis of any act, statement, agreement or commitment alleged to have been made by any Company or any of its Subsidiaries with respect to any such fee, commission or expense. Each Shareholder also agrees to severally indemnify Buyer from and against any and all claims, liabilities and obligations with respect to fees, commission and expenses asserted by any Person against any Company, any Subsidiary of any Company or Buyer on the basis of any act, statement, agreement, or commitment alleged to have been made by such Shareholder with respect to any such fee, commission or expense.

         2.14 Sales into the United States and Canada. Revenues from sales of goods and services attributable to the Companies and the Subsidiaries into and for use in the United States have, for each of the three years preceding the date hereof, been less than an aggregate total of US$25,000,000. The Companies and the Subsidiaries do not, in the aggregate, have assets in the United States having a fair value in excess of US$15,000,000. Based on the Financial Statements, which include the latest available audited financial statements of BMW Pump and BMW Monarch, the total sales in Canada of the Companies and any Person that controls any Company for the year ended March

31, 1997 were less than C$190,000,000. Based on the Financial Statements, which include the latest available audited financial statements of BMW Pump and BMW Monarch, the total assets of the Companies at March 31, 1997 were less than C$100,000,000.

         2.15 Insurance. Section 2.15 of the Disclosure Schedule sets forth all existing insurance policies held by the Companies and their respective Subsidiaries relating to the business, assets, employees or agents of the Companies and their respective Subsidiaries. Each such policy is in full force and effect and is with responsible insurance carriers. There is no dispute with respect to such policies and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements. All retroactive premium adjustments for any period ended on or before December 31, 1996 under any worker's compensation policy or any other insurance policies of any Company or any of its Subsidiaries have been recorded in accordance with GAAP and are reflected in the Financial Statements. None of such policies will terminate as a result of the transactions contemplated by this Agreement.


                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Shareholders as follows:

         3.1 Corporate Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, United States of America. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which Buyer is a party or by which it is bound, or conflict with its organizational documents or Bylaws, other than violations, defaults or conflicts that would not materially and adversely affect the ability of Buyer to consummate the transactions provided for in this Agreement.

         3.2 Approvals, Licenses and Authorizations. Based on the representations regarding the Companies set forth in Article 2, particularly Sections 2.6 and 2.14, except for a filing under the Investment Canada Act, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of Buyer to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by Buyer and the consummation by Buyer of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

         3.3 Finder's Fees. Neither Buyer nor any Affiliate of Buyer has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. Buyer agrees to indemnify and hold the Shareholders and their Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Buyer or any Affiliate of Buyer with respect to any such fee, commission or expense.


                                   ARTICLE 4

                             ADDITIONAL AGREEMENTS

         4.1      Access to Information.

                  (a) Until the Closing, the Shareholders shall cause the Company in which they are shareholders to furnish Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Companies and their Subsidiaries as Buyer shall from time to time reasonably request and will afford Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access to the Companies' and its Subsidiaries' offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of the Companies and the Subsidiaries. No investigations by Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Shareholders with respect to any representations, warranties, covenants or agreements made herein or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Shareholders will cooperate with Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

                  (b) The Shareholders agree to cooperate with Buyer, and cause the Companies' outside auditors to assist Buyer, in the preparation of any financial statements relating to the Companies and the Subsidiaries that may be reasonably requested by Buyer for filing with the United States Securities and Exchange Commission in connection with any filings that may be made by the Buyer under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934. Such financial statements shall, if requested by Buyer, consist of (i) such audited balance sheets and audited statements of operations, cash flows and changes in equity together with the notes thereon and (ii) such unaudited interim balance sheets and unaudited interim statements of operations, cash flows and changes in equity, if any, in each case as Buyer or EVI, Inc. shall reasonably deem to be required. All costs with respect to the preparation of the foregoing financial statements shall be borne by Buyer.

         4.2      Covenants.  Until the Closing, except as described in Section
4.2 of the Disclosure Schedule, (i) each Shareholder shall and shall cause each Company in which such Shareholder is a shareholder, (ii) each BMW Pump Shareholder and each 600969 Shareholder shall and shall cause BMW Pump, and
(iii) each BMW Monarch Shareholder, the 391862 Shareholders, the Makelki Shareholder and the 589979 Shareholder shall and shall cause BMW Monarch, to comply with the provisions set forth below (unless otherwise consented to in writing by Buyer):

                  (a) Each Company and its Subsidiaries shall conduct its business in the ordinary and usual course;

                  (b) Each Company and its Subsidiaries will not (i) grant or agree to grant any bonuses to any employee, except for bonuses expressly noted in Section 4.2 of the Disclosure Schedule and bonuses and increases in compensation effected in the ordinary course of business for employees who are not Shareholders and who are not Affiliates of any Shareholder that will have been paid or fully accrued in the Closing Balance Sheet, (ii) grant any general increase in the rates of salaries or compensation of its or their employees or any specific increase to any employee, including executive officers of such Company or its Subsidiaries, (iii) provide for any new pension, retirement or other employment benefits to any of its or their employees or any increase in any existing benefits or (iv) terminate or amend in any respect or provide for any material increase in benefits under any Benefit Plan;

                  (c) Each Company and its Subsidiaries will not amend its charter or by-laws or enter into any merger or consolidation agreement;

                  (d) Each Company and its Subsidiaries shall not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities or equity equivalents or amend any of the terms of any such securities or agreements;

                  (e) Each Company and its Subsidiaries shall not sell, assign or dispose of any of its assets or properties, tangible or intangible, or incur or assume any liabilities or enter into any sale/leaseback or similar transaction, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business consistent with past practices;

                  (f) The BMW Monarch Shareholders shall not consent to a sale of BMW Monarch Stock to any Person other than Buyer or an Affiliate of Buyer;

                  (g) Each Company and its Subsidiaries shall not assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary and usual course of business consistent with past practice;

                  (h) Each Company and its Subsidiaries shall not implement or adopt (i) any change in its accounting methods or principles or the application thereof (including depreciation lives) or (ii) any material change in its Tax methods or principles or the application thereof (including depreciation lives); and

                  (i) Each Company and its Subsidiaries shall not (i) declare or pay any dividend on or make any other distribution in respect of any of its capital stock or other ownership interests, (ii) split, combine or reclassify any of its capital stock or other ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock or other ownership interests, (iii) purchase, redeem or otherwise acquire any shares of its capital stock or other ownership interests, (iv) advance or otherwise loan any funds to any Shareholder or any Affiliate of such Company or any Shareholder other than such Company and its Subsidiaries or (v) take any preliminary action with respect to the foregoing.

         4.3 Negotiation with Others. The Shareholders agree that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Article 9 none of the Shareholders nor any Affiliate of the Shareholders will, directly or indirectly, negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a sale or disposition of the Companies or Subsidiaries or authorize or encourage any other Person to do the same. During such period, the Shareholders will return without discussion all offers or proposals for the acquisition of the Shares or any of the operating assets of any Company or its Subsidiaries.

         4.4 Information. During the period from the date of this Agreement to the Closing Date, Buyer and the Shareholders will promptly inform each other in writing of (a) any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of any Company or its Subsidiaries and (b) any event or circumstance which renders untrue or inaccurate any representation or warranty.

         4.5      Further Assurances.

                  (a) Each Shareholder shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Buyer such bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for Buyer, as shall be necessary to vest in Buyer all the right, title and interest in and to the Shares held by such Shareholder free and clear of all Liens (including the release of all Liens of record) other than Permitted Liens) and shall use its best efforts to cause to be taken such other action, including Tax filings and filings in the Alberta personal property registry, as Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

                  (b) Buyer agrees that if it acquires the BMW Monarch Shares held by Trico Industries, Inc., it will consent to the transactions contemplated hereby and will not exercise any right to acquire the shares of BMW Monarch held by the BMW Monarch Shareholders pursuant to the buy-sell agreements between Trico Industries, Inc. and the BMW Monarch Shareholders as a result of the proposed sale of the BMW Monarch Shares to Buyer by the BMW Monarch Shareholders pursuant to this Agreement. Buyer agrees to promptly advise the Shareholder Representative in the event its agreement to purchase all the outstanding shares of Trico Industries, Inc. from PACCAR, Inc. is terminated.

         4.6 Covenant Not to Compete With the Business. Each of the Shareholders agrees that, effective as of the Closing Date and for a period of three years thereafter, neither such Shareholder nor such Shareholder's Affiliates shall, without the consent of Buyer, directly or indirectly, design, develop, market, produce, manufacture or provide any product, good or service that competes with the business conducted by any Company or its Subsidiaries as of the date of this Agreement in any geographic location in the world except for the account of Buyer and its Affiliates. Each Shareholder acknowledges that a remedy at law for any breach or attempted breach of this Section 4.6 will be inadequate and further agree that any breach of this Section 4.6 will result in irreparable harm to the Companies and the Subsidiaries, and, accordingly, Buyer and the Companies and their Subsidiaries shall, in addition to any other remedy that may be available to any of them, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each Shareholder acknowledges that this covenant not to compete is being provided as an inducement to Buyer to acquire the Shares from such Shareholder and that this Section 4.6 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Buyer and the Companies and their Subsidiaries. Whenever possible, each provision of this

Section 4.6 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 4.6 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 4.6. If any provision of this Section 4.6 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 4.6 but shall be confined in its operation to the provision of this Section 4.6 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 4.6 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

         4.7      Release.

                  (a) AS OF THE CLOSING, EACH OF THE SHAREHOLDERS DOES HEREBY FOR ITSELF AND FOR HIMSELF OR HIS HEIRS, EXECUTORS, ADMINISTRATORS AND LEGAL REPRESENTATIVES REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE EACH COMPANY AND ITS RESPECTIVE AFFILIATES, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES, OF AND FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, WHICH EACH OF SUCH SHAREHOLDERS NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST ANY COMPANY OR SUCH PERSON, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF ANY COMPANY, ANY OF THEIR SUBSIDIARIES AND THEIR RESPECTIVE EMPLOYEES AND AGENTS, EXISTING AS OF THE CLOSING OR RELATING TO ANY MATTER THAT OCCURRED ON OR PRIOR TO THE CLOSING; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE (i) IN THE CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR (ii) FROM ANY BREACHES BY ANY OF THEM OF THIS AGREEMENT OR ANY OTHER AGREEMENT SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT; AND PROVIDED FURTHER (x) ANY LIABILITIES UNDER BENEFIT PLANS LISTED IN THE DISCLOSURE SCHEDULE, INCLUDING EMPLOYMENT RELATED MATTERS, ACCRUED VACATION AND SEVERANCE BASED ON SENIORITY, AND (y) ANY SHAREHOLDER LOANS THAT ARE NOT PAID PRIOR TO THE CLOSING SHALL NOT BE RELEASED.

                  (b) EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT SUCH SHAREHOLDER HAS NOT PREVIOUSLY ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS RELEASED HEREIN. EACH OF THE SHAREHOLDERS COVENANTS AND AGREES THAT SUCH SHAREHOLDER WILL NOT ASSIGN OR TRANSFER TO ANY PERSON OR ENTITY WHATSOEVER ALL OR ANY PART OF THE CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION OR OBLIGATIONS TO BE RELEASED HEREIN. EACH OF THE SHAREHOLDERS REPRESENTS AND WARRANTS THAT SUCH SHAREHOLDER HAS READ AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS SECTION 4.7 AND THAT SUCH SHAREHOLDER HAS BEEN REPRESENTED BY LEGAL COUNSEL OF SUCH SHAREHOLDER'S OWN CHOOSING IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT.

         4.8 Transfer of Excluded Properties. Prior to the Closing, BMW Monarch shall transfer to 753646 Alberta Ltd. the property described in Section
4.8 of the Disclosure Schedule (the "Monarch Property") without representation or warranty of any kind in consideration for the payment of the net book value of such property.


                                   ARTICLE 5

                               BUYER'S CONDITIONS

         The obligation of Buyer to purchase the Shares as contemplated hereby is, at the option of Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by Buyer in writing; provided, however, Buyer's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice Buyer's right to recover damages for any such breach.

         5.1 Representations, Warranties and Covenants. The representations and warranties of the Shareholders contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Shareholders to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all material respects; and the Shareholders shall have delivered to Buyer a certificate dated the Closing Date regarding the matters set forth in this Section 5.1.

         5.2 Good Standing. The Shareholders shall have delivered to Buyer certificates issued by appropriate Governmental Entities evidencing the status of each Company and its Subsidiaries, as of a date not more than five calendar days prior to the Closing Date, in the province of Alberta, Canada and in each other jurisdiction in which the Companies and their Subsidiaries conduct their respective businesses.

         5.3 Instruments of Transfer and Share Certificates. The Shareholders shall have executed, acknowledged and delivered to Buyer stock powers accompanying each share certificate evidencing the Shares, and other instruments of transfer, assignment and conveyance as shall be reasonably requested by Buyer to vest in Buyer all the right, title and interest in and to the Shares.

         5.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect or threatened nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person (other than Buyer or its Affiliates) seeking to prevent the sale of the Shares or asserting that the sale of all or a portion of the Shares would be unlawful.

         5.5 No Adverse Event. No Company nor its Subsidiaries shall be affected or threatened to be affected by any loss or damage to any of their respective assets, whether or not covered by insurance, except to the extent that the same would not have a Material Adverse Effect.

         5.6 Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

         5.7 Licenses, Consents and Approvals by the Shareholders. The Shareholders shall have delivered to Buyer a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Shareholders to consummate the transactions contemplated by this Agreement.

         5.8 Consents of Third Persons. Buyer, or an affiliate of Buyer, shall have closed its acquisition of all of the outstanding shares of Trico Industries, Inc. All material consents from third Persons, including those consents necessary for the consummation of the transactions contemplated by this Agreement and those consents listed in Section 2.2 of the Disclosure Schedule, shall have been obtained on terms satisfactory to Buyer and delivered to Buyer.

         5.9 Shareholder Agreements. Buyer shall have received from each Shareholder a release by such Shareholder of any and all rights that such Shareholder may have under any shareholder agreements between such Shareholder, any of the other Shareholders or any of the Companies.

         5.10 Legal Opinion. Buyer shall have received from Reynolds, Mirth, Richards & Farmer, counsel to the Companies and the Shareholders, a legal opinion in substantially the form set forth in Exhibit 5.10.

         5.11 Resignations. Buyer shall have received written resignations from all of the directors and officers of each of the Companies.

         5.12 Shareholder and Intercompany Debt. Except for the Shareholder Loans, all indebtedness owed between any Company or its Subsidiaries not eliminated on the combined consolidated financial statements of BMW Pump and BMW Monarch and any Shareholder shall have been paid in full or released (other than amounts due from 708621 Alberta Ltd., a subsidiary of BMW Monarch and BMW Pump).


                                   ARTICLE 6

                            SHAREHOLDERS' CONDITIONS

         The obligation of the Shareholders to transfer the Shares as contemplated hereby is, at the option of the Shareholders, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Shareholders in writing; provided, however, the Shareholders' election to proceed with the closing of the transactions contemplated hereby shall not be deemed a waiver of any breach of any representation, warranty or covenant herein and such action shall not prejudice the Shareholders' rights to recover damages for any breach.

         6.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of Buyer to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all material respects; and Buyer shall have delivered to the Shareholders a certificate signed by one of its duly authorized officers, dated the Closing Date, regarding the matters set forth in this Section 6.1.

         6.2 Licenses, Consents and Approvals. Buyer, or an affiliate of Buyer, shall have closed its acquisition of all of the outstanding shares of Trico Industries, Inc. and evidence of the same shall have been provided to the Shareholders Representative. Buyer shall have delivered to Shareholders a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Buyer to consummate the transactions contemplated by this Agreement.

         6.3 Other Legal Matters. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in substantially the forms required by this Agreement.

         6.4 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect or threatened nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement.

         6.5 Legal Opinion. The Shareholders shall have received from Fulbright & Jaworski L.L.P. and Milner Fenerty, counsels to Buyer, a legal opinion in substantially the form set forth in Exhibit 6.5.


                                   ARTICLE 7

                                INDEMNIFICATION

         7.1 Indemnification by the Shareholders. Except as otherwise limited by this Article 7, Article 8 and Article 9 hereof, (i) each Shareholder, severally and not jointly, with respect to matters relating solely to such Shareholder, (ii) each BMW Monarch Shareholder, the Makelki Shareholder, the 589979 Shareholder and each 391862 Shareholder, jointly and severally with each BMW Monarch Shareholder, the Makelki Shareholder, the 589979 Shareholder and each 391862 Shareholder, with respect to matters pertaining to BMW Monarch, (iii) each BMW Pump Shareholder and each 600969 Shareholder, jointly and severally with each BMW Pump Shareholder and each 600969 Shareholder, with respect to matters pertaining to BMW Pump, (iv) the Makelki Shareholder, with respect to matters pertaining to Makelki, (v) the 589979 Shareholder, with respect to matters pertaining to 589979, (vi) each 600969 Shareholder, jointly and severally with the other 600969 Shareholder, with respect to matters pertaining to 600969, and (vii) each 391862 Shareholder, jointly and severally with the other 391862 Shareholder, with respect to matters pertaining to 391862, agrees to indemnify, defend and hold Buyer and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party, arising out of or resulting from or relating to:

                  (a)     any breach of representation or warranty made in
         Article 2 of this Agreement, including those portions of the Disclosure Schedule referenced in Article 2; provided, however, to the extent a breach of Section 2.10 of this Agreement requires remediation or other action with respect to an Identified Property to bring that Identified Property in compliance with Environmental Laws, the Buyer's sole remedy for such breach shall be limited to the remedies provided in Section 7.2 hereof;

                  (b) any breach of a covenant or agreement in this Agreement by such Shareholder;

                  (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to the operations and business of a Company or any of its Subsidiaries prior to the Closing except to the extent such liability has been fully accrued on the Closing Balance Sheet; and

                  (d) any and all Taxes pertaining or attributable to any Company or any of its Subsidiaries with respect to any and all taxable periods or portions thereof ending on or prior to the Closing Date to the extent not fully accrued on the Closing Balance Sheet.

         7.2      Environmental Indemnification.

                  (a) For a period of nine months following the Closing Date, Buyer shall evaluate the real property owned by or leased to any of the Companies or its Subsidiaries to determine the Environmental Condition thereof and the compliance of such properties with applicable Environmental Laws. If the Buyer shall have determined during such review that (i) the Environmental Condition of any of such properties is not in compliance with applicable Environmental Laws or (ii) any such properties require remediation to be in compliance with applicable Environmental Laws or (iii) any of such properties present a material risk of Environmental Liability, Buyer may request that the Shareholders remediate and otherwise bring an affected property into compliance with applicable Environmental Laws (each such property herein referred to as an "Identified Property" and collectively referred to as the "Identified Properties").

                  (b) If Buyer requests the Shareholders to remediate and bring an Identified Property into compliance with applicable Environmental Laws and the Shareholder Representative, after consultation with Buyer, determine in good faith that the cost of remediation and compliance with respect to the Identified Property is (i) C$100,000 or less for an Identified Property that is owned or leased by BMW Pump or (ii) C$50,000 or less for an Identified Property that is owned or leased by BMW Monarch, the Shareholders shall remediate and take such other action as may be required to bring such Identified Property into compliance with all applicable Environmental Laws.

                  (c) If Buyer requests the Shareholders to remediate and bring an Identified Property into compliance with applicable Environmental Laws and the Shareholder Representative, after consultation with Buyer, determine in good faith that the cost of remediation and compliance with respect to the Identified Property is (i) greater than C$100,000 for an Identified Property that is owned or leased by BMW Pump or (ii) greater than C$50,000 for an Identified Property owned or leased by BMW Monarch, the Shareholders may, at their election:

         (x) remediate and otherwise take action to bring such Identified Property into compliance with all applicable Environmental Laws;

         (y) purchase the Identified Property from BMW Pump or BMW Monarch, as the case may be, if such Identified Property is owned by BMW Pump or BMW Monarch at a purchase price equal to the net book value of such Identified Property, with the sale being effected without any representation or warranty of any kind; or

         (z) assume the leasehold obligations of BMW Pump or BMW Monarch with respect to the Identified Property to the extent the Identified Property is leased by BMW Pump or BMW Monarch.

If the Shareholders elect to purchase any Identified Properties pursuant to this Section 7.2(c), the Shareholders agree to lease such Identified Property to BMW Pump or BMW Monarch, as the case may be, or their respective successors and assigns, at an agreed upon rental equal to the fair market value thereof if BMW Pump, BMW Monarch or their respective successors and assigns request to lease such property. Any such lease shall be on commercial and reasonable market terms.

                  (d) The Identified Properties that are remediated pursuant to clause (x) of Section 7.2(c) hereof and pursuant to Section 7.2(b) hereof are referred to herein as the "Designated Real Estate". The Identified Properties that may be purchased by the Shareholders from BMW Pump and BMW Monarch and the leasehold interests that may be assumed by the Shareholders from BMW Pump and BMW Monarch are, together with the Monarch Property, collectively referred to as the "Excluded Real Estate".

                  (e) To the extent that the Shareholders are obligated to remediate any Designated Real Estate, they shall remediate such properties in a reasonably prompt manner so as to bring the properties into compliance with any applicable Environmental Laws for properties of that nature and indemnify Buyer in respect of any Damages from third parties relating thereto and, in the case of any leased Designated Real Estate, the Shareholders shall also remediate such property in a manner so as to be in compliance with the leasehold obligations relating to such property.

                  (f) With respect to the Excluded Real Estate, (i) each BMW Monarch Shareholder, the Makelki Shareholder, the 589979 Shareholder and each 391862 Shareholders, jointly and severally with each BMW Monarch Shareholder, the Makelki Shareholder, the 589979 Shareholder and each 391862 Shareholder, with respect to Excluded Real Estate previously held by BMW Monarch, and (ii) each BMW Pump Shareholder and each 600969 Shareholder, jointly and severally with each BMW Pump Shareholder and each 600969 Shareholder, with respect to Excluded Real Estate previously held by BMW Pump, agrees to indemnify, defend and hold Buyer and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party, arising out of or resulting from or relating to all Environmental Liabilities relating to such Excluded Real Estate, regardless of whether such Environmental Liabilities are known, unknown, disclosed, undisclosed, fixed or contingent, or whether such Environmental Liabilities relate to on-site or off-site Environmental Conditions, including without limitation any such Environmental Liabilities arising from the use, storage, handling, treatment, disposal, generation, transportation or release of any Hazardous Materials on or prior to the Closing Date.

         7.3 Indemnification by Certain Shareholders. In addition to the indemnities provided elsewhere herein, (i) the Makelki Shareholder agrees to indemnify, defend and hold BMW Pump, BMW Monarch and the Buyer and their respective successors and assigns harmless from and against and in respect of Damages suffered, incurred or realized by such party, arising out of or resulting from or relating to Makelki and its business, operations or assets prior to the Closing or any action or omission relating to it prior to the Closing, (ii) the 589979 Shareholder agrees to indemnify, defend and hold BMW Pump, BMW Monarch and the Buyer and their respective successors and assigns harmless from and against and in respect of Damages suffered, incurred or realized by such party, arising out of or resulting from or relating to 589979 and its business, operations or assets prior to the Closing or any action or omission relating to it prior to the Closing, (iii) each 600969 Shareholder, jointly and severally with the other 600969 Shareholder, agrees to indemnify, defend and hold BMW Pump, BMW Monarch and the Buyer and their respective successors and assigns harmless from and against and in respect of Damages suffered, incurred or realized by such party, arising out of or resulting from or relating to 600969 and its business, operations or assets prior to the Closing or any action or omission relating to it prior to the Closing, and (iv) each 391862 Shareholder, jointly and severally with the other 391862 Shareholder, agrees to indemnify, defend and hold BMW Pump, BMW Monarch and the Buyer and their respective successors and assigns harmless from and against and in respect of Damages suffered, incurred or realized by such party, arising out of or resulting from or relating to 391862 and its business, operations or assets prior to the Closing or any action or omission relating to it prior to the Closing.

         7.4 Indemnification by Buyer. Except as otherwise limited by this Article 7, Article 8 and Article 9 hereof, Buyer agrees to indemnify, defend and hold the Shareholders and their successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party, arising out of or resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by Buyer in this Agreement or any misrepresentation in or omission from any other agreement, certificate, Exhibit or writing delivered to the Shareholders pursuant to this Agreement.

         7.5 Procedure. All claims for indemnification under this Article 7 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of Damages, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this Article 7 with respect to Damages arising from claims of any third party that are subject to the indemnification provided for in this Article 7 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, or which does not affect any right of the Indemnitee or impose any obligations on the Indemnitee, no Third Party Claim may be settled without the written consent of the Indemnitee.

         7.6      Indemnification Basket and Cap; Effect of Materiality
Qualifiers.

                  (a) Except as provided in this Section 7.6, there shall be no indemnification by the BMW Monarch Shareholders, the Makelki Shareholder, the 391862 Shareholders or the 589979 Shareholder for Damages for (i) a misrepresentation or breach of representation or warranty (except the representations and warranties in Sections 2.1, 2.2, 2.4, 2.6(d), 2.13 and 2.14, which shall not be subject to the Monarch Basket Amount) or (ii) Damages under Section 7.1(c) or (d) recoverable against a party obligated to provide indemnification therefor under this Article 7 until the Damages for (x) all misrepresentations and breaches of representations and warranties by the BMW Monarch Shareholders, the Makelki Shareholder, the 391862 Shareholders and the 589979 Shareholder as a group and (y) matters subject to indemnity by such Shareholders under Section 7.1(c) and (d) exceed C$500,000 in the aggregate (the "Monarch Basket Amount"), and once all such Damages exceeds the Monarch Basket Amount, the BMW Monarch Shareholders, the Makelki Shareholder, the 391862 Shareholders and the 589979 Shareholder shall only be obligated to the other party for such aggregate Damages in excess of the Monarch Basket Amount.

                  (b) Except as provided in this Section 7.6, there shall be no indemnification by the BMW Pump Shareholders or the 600969 Shareholders for Damages for (i) a misrepresentation or breach of representation or warranty (except the representations and warranties in Sections 2.1, 2.2, 2.4, 2.6(d),
2.13 and 2.14, which shall not be subject to the Pump Basket Amount) or (ii) Damages under Section 7.1(c) or (d) recoverable against a party obligated to provide indemnification therefor under this Article 7 until the Damages for (x) all misrepresentations and breaches of representations and warranties by the BMW Pump Shareholders and the 600969 Shareholders as a group and (y) matters subject to indemnity by such Shareholders under Section 7.1(c) and (d) exceed C$500,000 in the aggregate (the "Pump Basket Amount"), and once all such Damages exceeds the Pump Basket Amount, the BMW Pump Shareholders and the 600969 Shareholders shall only be obligated to the other party for such aggregate Damages in excess of the Pump Basket Amount.

                  (c) In no case shall an individual Shareholder's aggregate liability under this Article 7 exceed for all claims the lesser of the Shareholder's pro rata portion of the Purchase Price or pro rata portion of the claims with respect to which such Shareholder is jointly and severally liable for with any other Shareholder.

                  (d) For purposes of determining the right of a party to make a claim for indemnification for a breach of representation or warranty under Sections 7.1, 7.2, 7.3 and 7.4, all representations and warranties that have been made subject to a materiality or dollar qualification (including any Material Adverse Effect) shall be deemed to have been made without that qualification, it being understood and agreed that the thresholds provided for under Sections 7.6(a) and 7.6(b) are intended to be the only materiality qualification for such matters for purposes of indemnification.

                  (e) Payments of any indemnification claim with respect to a matter pertaining to BMW Monarch shall be paid pro rata by the BMW Monarch Shareholders, the Makelki Shareholder, the 391862 Shareholders and the 589979 Shareholder unless such matter relates solely to a BMW Monarch Shareholder, the Makelki Shareholder, the 391862 Shareholders or the 589979 Shareholder, in which case it shall be paid solely by such Shareholder.

                  (f) Payments of any indemnification claim with respect to a matter pertaining to BMW Pump shall be paid pro rata by the BMW Pump Shareholders and the 600969 Shareholders unless such matter relates solely to a BMW Pump Shareholder or a 600969 Shareholder, for which use it shall be paid solely by such Shareholder.

                  (g) Payments of any indemnification claim with respect to a matter pertaining to Makelki shall be paid by the Makelki Shareholder.

                  (h) Payments of any indemnification claim with respect to a matter pertaining to 589979 shall be paid by the 589979 Shareholder.

                  (i) Payments of any indemnification claim with respect to a matter pertaining to 600969 shall be paid pro rata by the 600969 Shareholders unless such matter relates solely to a 600969 Shareholder, in which case it shall be paid solely by such 600969 Shareholder.

                  (j) Payments of any indemnification claim with respect to a matter pertaining to 391862 shall be paid pro rata by the 391862 Shareholders unless such matter relates solely to a 391862 Shareholder, in which case it shall be paid solely by such 391862 Shareholder.

         7.7 Waiver of Contribution. Each of the Shareholders hereby expressly acknowledges and agrees that the indemnity obligations under Sections 7.1, 7.2 and 7.3 shall apply notwithstanding the matter subject to indemnification involves an act or omission by a Company or one of its Subsidiaries and that such Shareholder shall not seek or receive indemnification or contribution from a Company or its Subsidiaries with respect to such claim for indemnification.

         7.8 EXPRESS NEGLIGENCE. THE INDEMNIFICATION TO BE PROVIDED BY THE SHAREHOLDERS TO AN INDEMNITEE HEREUNDER PURSUANT TO THIS ARTICLE 7 SHALL APPLY NOTWITHSTANDING SUCH MATTER FOR WHICH INDEMNIFICATION IS TO BE PROVIDED MAY RELATE TO THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF LAW BY AN INDEMNITEE, INCLUDING ANY COMPANY, ITS SUBSIDIARIES AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND SHALL EXTEND TO LIABILITIES BASED ON THEORIES OF STRICT LIABILITY, AND SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF SUCH INDEMNITEE IS ALLEGED OR PROVEN, IT BEING THE INTENTION OF THE PARTIES TO INDEMNIFY ANY INDEMNITEE FROM AND AGAINST ITS ORDINARY SOLE AND CONTRIBUTORY NEGLIGENCE AND GROSS NEGLIGENCE AS WELL AS LIABILITIES BASED ON THE WILLFUL ACTIONS OR OMISSIONS OF THE INDEMNIFIED PARTY AND LIABILITIES BASED ON THEORIES OF STRICT LIABILITY.

         7.9 Payment. Payment of any amounts due pursuant to this Article 7 shall be made within 30 calendar days after notice is sent by the Indemnitee.

         7.10 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 7 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

         7.11 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Loss under this Article 7 shall be net of any insurance recovery by the Indemnitee on account of such Loss.

                                   ARTICLE 8

                NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS,WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Shareholders pursuant to this Agreement shall be deemed representations and warranties of the Shareholders. The several representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of two years following the Closing Date (except that (a) the representations and warranties set forth in Sections 2.1, 2.2(a), 2.4(a) and (b), 2.6(d), 3.1 and
3.3 shall survive the Closing Date without limitation and (b) the representations and warranties set forth in Sections 2.2(b), 2.4(c), (d) and
(e), 2.7, 2.10 and 2.13 shall survive for a period of three years following the Closing (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 7 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article 7 hereof within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein shall survive without limitation. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.


                                   ARTICLE 9

                                  TERMINATION

         9.1 Best Efforts to Satisfy Conditions. Subject to the provisions of this Agreement, Buyer and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in
Article 5 and Article 6 hereof.

         9.2 Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

                  (a)     mutual agreement of Buyer and the Shareholders;

                  (b) Buyer, if a material default shall be made in the observance or in the due and timely performance by the Shareholders of any agreements and covenants of the Shareholders herein contained, or if there shall have been a breach by the Shareholders of any of the warranties and representations of the Shareholders herein contained, and such default or breach has not been cured or has not been waived;

                  (c) the Shareholders, if a material default shall be made by Buyer in the observance or in the due and timely performance by Buyer of any agreements and covenants of Buyer herein contained, or if there shall have been a breach by Buyer of any of the warranties and representations of Buyer herein contained, and such default or breach has not been cured or has not been waived;

                  (d) Buyer or the Shareholders (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before December 31, 1997;

                  (e) Buyer or the Shareholders Representative if the Stock Purchase Agreement between Buyer and PACCAR, Inc. dated as of the date hereof providing for Buyer's purchase of Trico Industries, Inc. is terminated other than by reason of the closing of the transactions contemplated therein.

         9.3 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 9.2, then this Agreement shall, except as provided in
Section 1.3 hereof or in this Section 9.3, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Shareholders or Buyer except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. The termination of this Agreement shall not relieve any party of its obligations under this Section 9.3.

         9.4 Notice of Termination. The parties hereto may exercise their respective rights of termination under this Article 9 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.


                                   ARTICLE 10

                          DEFINITIONS OF CERTAIN TERMS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all Exhibits hereto and the Disclosure Schedule:

         10.1 "391862" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.2 "391862 Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.3 "391862 Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.4 "589979" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.5 "589979 Shareholder" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.6 "589979 Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.7 "600969" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.8 "600969 Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.9 "600969 Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.10 "Affiliate" with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

         10.11 "Agreement" means this Share Purchase Agreement among the Shareholders and Buyer, as amended from time to time by the parties hereto.

         10.12 "Benefit Plan" means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical dependent care, cafeteria, employee assistance, scholarship program or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of any Company or any Subsidiary or Affiliate thereof.

         10.13 "BMW Monarch" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.14 "BMW Monarch Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.15 "BMW Monarch Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.16 "BMW Pump" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.17 "BMW Pump Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.18 "BMW Pump Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.19 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or Calgary, Alberta are authorized by law to close.

         10.20 "Buyer" shall mean EVI, Inc., a Delaware corporation, or one or more of its designees.

         10.21    "C$" shall mean Canadian dollars.

         10.22 "Closing" shall mean the transfer by the Shareholders to Buyer of the Shares and the transfer by Buyer to the Shareholders of the consideration for the Shares set forth herein.

         10.23 "Closing Balance Sheet" shall have the meaning given such term in Section 1.4(c) hereof.

         10.24    "Closing Date" shall have the meaning given such term in
Section 1.2 hereof.

         10.25 "Companies" shall mean, collectively, BMW Monarch, BMW Pump, Makelki, 589979, 600969 and 391862.

         10.26 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses calculated on a solicitor and client basis and all fees and expenses of consultants and other professionals)).

         10.27 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

         10.28 "Deposit" shall have the meaning given such term in Section 1.3(a) hereof.

         10.29 "Designated Real Estate" shall have the meaning given such term in Section 7.2(d) hereof.

         10.30 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to Buyer by the Shareholders.

         10.31 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

         10.32 "Environmental Condition" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

         10.33 "Environmental Laws" shall mean all federal, state, provincial or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Laws" shall also include all state, provincial, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi-governmental agency thereunder or to carry out the purposes of any federal, state, provincial, local and municipal law.

         10.34 "Environmental Liabilities" shall mean any and all Damages (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed (a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental
Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or other third Person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute and arising out of or in connection with a release, as such term is defined in Environmental Laws, of Hazardous Materials.

         10.35 "Environmental Losses" shall have the meaning given such term in Section 7.2 hereof.

         10.36 "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to any Company or its Subsidiaries under any applicable law, regulation or other requirement of the United States, Canada or any other country or of any state, province, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

         10.37    "Estimated Purchase Price" shall mean C$130,000,000.

         10.38 "Excluded Real Estate" shall have the meaning given such term in Section 7.2(d) hereof.

         10.39    "Final Statement" shall have the meaning given such term in
Section 1.4(a) hereof.

         10.40 "Financial Statements" shall have the meaning given such term in Section 2.6(a) hereof.

         10.41 "GAAP" shall mean generally accepted accounting principles in Canada as consistently applied by the Companies.

         10.42 "Governmental Entity" shall mean Canada, the United States of America, any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         10.43 "Hazardous Materials" shall mean (a) any petroleum or petroleum products, (b) radioactive materials, urea formaldehyde, asbestos and PCBs and (c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         10.44 "Identified Properties" shall have the meaning given such term in Section 7.2(a) hereof.

         10.45 "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Sections 7.1, 7.2, 7.3 or 7.4 hereof, as the case may be.

         10.46 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Sections 7.1, 7.2, 7.3 or
7.4 hereof, as the case may be.

         10.47 "Intellectual Property" shall have the meaning given such term in Section 2.4(e) hereof.

         10.48 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever (including, without limitation, lessor ownership rights).

         10.49 "Makelki" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.50 "Makelki Shareholder" shall have the meaning set forth in the opening paragraph of this Agreement.

         10.51 "Makelki Stock" shall have the meaning set forth in the recitals of this Agreement.

         10.52 "March 31 Balance Sheet" shall have the meaning given such term in Section 2.6(a) hereof.

         10.53 "Material Adverse Effect" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss to BMW Pump, BMW Monarch and their Subsidiaries, taken as a whole) would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations, prospects or financial condition of BMW Pump, BMW Monarch and their Subsidiaries, taken as a whole, or that would constitute a criminal violation of law involving a felony or indictable offense.

         10.54 "Monarch Basket Amount" shall have the meaning given such term in Section 7.6(a) hereof.

         10.55    "Monarch Property" shall have the meaning given such term in
Section 4.8 hereof.

         10.56 "Net Assets" shall mean, in accordance with GAAP and with reference to the March 31 Balance Sheet and the Closing Balance Sheet, the difference between total assets and total liabilities (including deferred income tax liabilities and capital lease obligations), subject to the adjustments provided for in Section 1.4(c) hereof.

         10.57    "Pension Plans" shall have the meaning given such term in
Section 2.12(b) hereof.

         10.58 "Permitted Liens" shall mean (a) Liens for current taxes and assessments not yet due, (b) inchoate mechanic and materialmen Liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen and carriers Liens arising in the ordinary course of business, (d) Liens created by Buyer and (e) Liens disclosed in Section 10.58 of the Disclosure Schedule; provided, however, at the Closing, the term "Permitted Liens" shall not include any Liens for tax assessments filed of record against any Company or any of its Subsidiaries or assets.

         10.59 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         10.60 "Pump Basket Amount" shall have the meaning given such term in Section 7.6(b).

         10.61 "Purchase Price" shall mean C$130,000,000 (a) plus the amount, if any, by which Net Assets on the Closing Date exceeds C$20,527,127 (Net Assets at March 31, 1997), (b) minus the amount, if any, by which C$20,527,127 exceeds Net Assets on the Closing Date and (c) plus the amount of depreciation of fixed assets from April 1, 1997, through the Closing Date, excluding the depreciation attributable to the Trico Industries, Inc. interest in BMW Monarch. Net Assets at March 31, 1997, are taken from Section 2.6(a) of the Disclosure Schedule and represent the combined consolidated equity of BMW Pump and BMW Monarch as represented by the Shareholders excluding the 30% equity held by Trico Industries, Inc.

         10.62    "Shareholder Loans" shall have the meaning given such term in
Section 2.6(d) hereof.

         10.63 "Shareholder Representative" shall have the meaning given such term in Section 11.1.

         10.64 "Shareholders" shall have the meaning given such term in the opening paragraph of this Agreement.

         10.65 "Shares" shall have the meaning given such term in the recitals to this Agreement;

         10.66 "Subsidiaries" shall mean any and all Persons in which the Companies, directly or indirectly, own any equity or other similar ownership interests.

         10.67    "Survival Period" shall have the meaning given such term in
Article 8 hereof.

         10.68 "Taxes" shall mean all federal, state, provincial, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto.

         10.69 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes.

         10.70 "Third Party Claims" shall have the meaning given such term in Section 7.5(b) hereof.

                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1 Shareholder Representative. Each of the Shareholders hereby irrevocably appoints Larry Makelki to be the representative (the "Shareholder Representative") of the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which Buyer is entitled to rely on or otherwise deal with the Shareholders, Buyer shall be entitled to communicate solely with the Shareholder Representative and shall be entitled to rely on any such communications as being the desire and will of the Shareholders. Notice delivered to the Shareholder Representative in accordance with Section 11.3 hereof shall be deemed to be notice to all of the Shareholders.

         11.2     Expenses.       Except as otherwise set forth herein, and
whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

         11.3 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

         If to the Shareholders or Shareholder Representative, to:

         BMW Monarch (Lloydminster) Ltd.
         4206 - 59 Avenue
         Lloydminster, Alberta, Canada  T9V 2V4
         Attention:  Larry Makelki
         Facsimile:  (403) 875-6005
         Confirm: (403) 875-2730

         Copies to:

         Reynolds, Mirth, Richards & Farmer
         #3200, 10180 - 101 Street
         Edmonton, Alberta, Canada  T5J 3W8
         Attention:  R. Allan Farmer
         Facsimile:  (403) 429-3044
         Confirm: (403) 497-3360

         If to Buyer, to:

         EVI, Inc.
         5 Post Oak Park, Suite 1760
         Houston, Texas  77027
         Attention:  James G. Kiley
         Facsimile:  (713) 297-8488
         Confirm: (713) 297-8400

         Copies to:

         Fulbright & Jaworski L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010
         Attention:  Curtis W. Huff
         Facsimile:  (713) 651-5246
         Confirm: (713) 651-5151

or to such other address or facsimile number and to the attention of such other Person as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the seventh Business Day following the day of mailing.

         11.4 Bulk Transfer Laws. The Shareholders agree with Buyer that the provisions of any statute of any state, province or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

         11.5 Assignment and Successors. Except as specifically contemplated by this Agreement, prior to the Closing no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party; provided, however, Buyer may, prior to the Closing, assign its rights and obligations in this Agreement to an Affiliate of Buyer. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

         11.6 Entire Agreement. This Agreement and the Exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

         11.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the province of Alberta, Canada without giving effect to choice of law principles.

         11.8 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         11.9 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10    No Third Party Beneficiaries.   Any agreement contained,
expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

         11.13 Time of the Essence. Time shall be of the essence under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        BMW MONARCH SHAREHOLDERS



                                        /s/ Ron Christie
                                        --------------------------------------
                                        Ron Christie



                                        /s/ Larry Makelki
                                        --------------------------------------
                                        Larry Makelki



                                        /s/ David White
                                        --------------------------------------
                                        David White



                                        /s/ Mel Woods
                                        --------------------------------------
                                        Mel Woods



                                        /s/ Jim Heinrich
                                        --------------------------------------
                                        Jim Heinrich


                                        /s/ Brian Chateauvert
                                        --------------------------------------
                                        Brian Chateauvert



                                        /s/ B. James Brown
                                        --------------------------------------
                                        B. James Brown



                                        /s/ Robert Holmes
                                        --------------------------------------
                                        Robert Holmes



                                        /s/ Lorne Strang
                                        --------------------------------------
                                        Lorne Strang

                                        BMW PUMP SHAREHOLDERS



                                        /s/ Dave Addie
                                        --------------------------------------
                                        Dave Addie



                                        /s/ Rick Murphy
                                        --------------------------------------
                                        Rick Murphy



                                        /s/ David Anderson
                                        --------------------------------------
                                        David Anderson



                                        /s/ Darcy Sallis
                                        --------------------------------------
                                        Darcy Sallis



                                        /s/ Richard Fritsch
                                        --------------------------------------
                                        Richard Fritsch



                                        /s/ Roland Moneta
                                        --------------------------------------
                                        Roland Moneta



                                        /s/ James Zanello
                                        --------------------------------------
                                        James Zanello



                                        /s/ Jakob Ambrosius
                                        --------------------------------------
                                        Jakob Ambrosius



                                        /s/ Mel Woods
                                        --------------------------------------
                                        Mel Woods



                                        /s/ Jim Heinrich
                                        --------------------------------------
                                        Jim Heinrich



                                        /s/ Larry Makelki
                                        --------------------------------------
                                        Larry Makelki

                                        /s/ Ron Christie
                                        --------------------------------------
                                        Ron Christie


                                        MAKELKI SHAREHOLDER:



                                        /s/ Larry Makelki
                                        --------------------------------------
                                        Larry Makelki


                                        589979 SHAREHOLDER:



                                        /s/ Ron Christie
                                        --------------------------------------
                                        Ron Christie


                                        600969 SHAREHOLDERS:



                                        /s/ Mike Dalton
                                        --------------------------------------
                                        Mike Dalton



                                        /s/ Shannon Dalton
                                        --------------------------------------
                                        Shannon Dalton

                                        391862 SHAREHOLDERS:



                                        /s/ Dave Addie
                                        --------------------------------------
                                        Dave Addie



                                        /s/ Peggy Addie
                                        --------------------------------------
                                        Peggy Addie


                                        BUYER:

                                        EVI, INC.



                                        By:/s/ James G. Kiley
                                           -----------------------------------
                                           James G. Kiley
                                           Vice President-Finance

         As permitted by Item 601(b)(2) of Regulation S-K, the Company has not filed any schedules or exhibits with this Exhibit No. 2.2. Listed below is a brief description of the omitted schedules and exhibits. The Company agrees to furnish supplementally a copy of any of such omitted schedules and exhibits to the Commission upon request.


Exhibits
--------
1.4            Sample Calculation of the Purchase Price
5.10           Form of legal opinion from Reynolds, Mirth, Richards & Farmer, counsel to the Companies and the
               Shareholders
6.5            Form of legal opinion from Fulbright & Jaworski L.L.P. and Milner Fenerty, counsels to Buyer


Schedules
---------

1.1(a)         Number of Shares Being Transferred by Each Shareholder
1.3            Allocation of Purchase Price
2.1(b)         Foreign Qualifications
2.1(c)         Subsidiaries of the Companies
2.1(d)         Organizational Documents of the Companies and their Subsidiaries
2.2(a)         Violations and Conflicts
2.2(b)         Loss of License, Franchise or Permit
2.3            Approvals, Licenses and Authorizations
2.4(a)         Share Ownership
2.4(c)         Liens on Personal Property
2.4(d)         Liens, Governmental Decrees, Condemnations, etc. on Real Estate
2.4(e)         Limitations on Intellectual Property
2.5(a)         Contracts and Commitments of the Companies and their Subsidiaries
2.5(b)         Enforceability of Contracts and Agreements
2.6(a)         Financial Statements of BMW Monarch and BMW Pump
2.6(c)         Material Liabilities of the Companies Not Reflected or Disclosed in the Financial Statements
2.6(d)         Liabilities and Assets of Makelki, 589979, 600969 and 391862
2.7            Tax Matters
2.8            Litigation
2.9            Adverse Changes or Events since March 31, 1997
2.10           Environmental Matters
2.11           Warranties and Product Liability
2.12           Employee Benefit Plans
2.15           Insurance
4.2            Exceptions to Shareholder covenants
4.8            The Monarch Property to be Transferred
10.58          Certain Permitted Liens